UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF
 THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2008

Kronos Advanced Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-30191	87-0440410
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

464 Common Street, Suite 301, Belmont, Massachusetts	02478
(Address of principal executive offices)	(Zip code)

(617) 364-5089
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On September 29, 2008, Kronos Advanced Technologies, Inc. (the “Company”) received a notice of event of default from AirWorks Funding LLLP (“AirWorks”) with respect to the Secured Convertible Promissory Note due June 19, 2010 (the “Promissory Note”) issued to by the Company to AirWorks.  The notice states that (1) an Event of Default under Section 2.1(a) of the Promissory Note has occurred due to the failure of the Company to make interest payments on the Promissory Note and (2) the entire principal amount of, and the interest on, the Promissory Note is declared immediately due and payable in the amount of $3,551,735 plus interest.

As previously disclosed, in June 2007, the Company entered into a Funding Agreement with a group of lenders providing for a secured loan, at the discretion of the lenders, in the aggregate amount of up to $18,159,000. At the initial closing, the Company received an initial advance of $4,259,000 from AirWorks, RS Properties I LLC (“RS Properties”) and various other lenders (the “Other Lenders”). RS Properties assigned to Hilltop Holding Company, LP, a Delaware limited partnership, (“Hilltop”) its promissory note together with certain other rights and agreements relating thereto, including, without limitation, its rights and obligations under the Funding Agreement. Following the initial closing, the Company received an additional $2,533,000 in funding from AirWorks and Hilltop under the terms of the Funding Agreement and related notes, including the Promissory Note.  Interest on the AirWorks and Hilltop notes became payable quarterly starting January 1, 2008.

On December 31, 2007, AirWorks and Hilltop converted $731,440 of their promissory notes into shares of the Company’s common stock.  On April 1, 2008, the Company repaid (1) an aggregate of $628,000 of the principal of the AirWorks and Hilltop promissory notes and (2) the entire principal amount ($859,000) of the promissory notes issued to the Other Lenders.  As a result of the foregoing, as of October 1, 2008, (a) the outstanding principal amount of the AirWorks Promissory Note was $3,526,135 and there was $507,482 of overdue interest and (b) the outstanding principal amount of the Hilltop promissory note was $1,047,425 and there was $28,106 of overdue interest.  The Company has not received a notice of event of default with respect to the Hilltop promissory note.

The Company has been, and continues to be, in discussions with its secured lenders regarding the outstanding obligations under the AirWorks and Hilltop promissory notes, the alleged occurrence of an event of default, and the future operational plan of the Company.  In connection with the foregoing and in light of the Company’s financial condition (including with respect to certain other obligations of the Company), the Board of Directors has appointed an independent committee, consisting of James P. McDermott and M. J. Segal, to investigate the alleged event of default, analyze the current status of the Company, and propose a strategy for maximizing the value of the Company’s ongoing operations and assets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2008	KRONOS ADVANCED TECHNOLOGIES, INC.

	By:	/s/ Richard F. Tusing
	Name:	Richard F. Tusing
	Title:	President, Chief Operating Officer, Treasurer and Secretary